                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                  BELO CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                  (BELO LOGO)



ROBERT W. DECHERD
Chairman of the Board
President and Chief Executive Officer

April 4, 2003

Dear Fellow Shareholder:

We invite you to attend our annual meeting of shareholders on May 13, 2003 in Dallas, Texas. At the meeting, you will hear a report on Belo's operations and have a chance to meet your directors and executive officers. This package includes the formal notice, proxy statement and proxy card for the meeting, together with our 2002 annual report.

The proxy statement tells you more about the agenda and voting procedures for the meeting. It also describes how the Board operates and provides information about our directors, including those nominated for election at this year's meeting.

Whether or not you attend the meeting, we encourage you to vote your shares as soon as possible prior to the meeting either by returning your proxy card or by voting using the telephone or Internet voting procedures outlined in the enclosed materials. Even if you only own a few shares, it is important that your shares be represented at the meeting.

We hope to see you on May 13th.

                                            Sincerely,

                                            /s/ ROBERT DECHERD

 BELO CORP.  P. O. Box 655237  Dallas, Texas 75265-5237  Tel. 214.977.6606  Fax
                                  214.977.6603
  WWW.BELO.COM  Deliveries:  400 South Record Street  Dallas, Texas 75202-4841

                                  (BELO LOGO)

                                   BELO CORP.
                                P. O. BOX 655237
                            DALLAS, TEXAS 75265-5237
                                  WWW.BELO.COM

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 2003

                            ------------------------

To Belo Shareholders:

Please join us for the 2003 annual meeting of shareholders of Belo Corp.. The meeting will be held in the Dallas Museum of Art Auditorium, 1717 North Harwood Street, Dallas, Texas, on TUESDAY, MAY 13, 2003, AT 10:30 A.M., Dallas, Texas time. Refreshments will be served prior to the meeting starting at 9:00 a.m..

At the meeting, the holders of Belo Series A common stock and Belo Series B common stock will act on the following matters:

     1. Election of seven director nominees, consisting of one Class I director, five Class II directors, and one Class III director; and

     2. Any other matters that may properly come before the meeting.

All holders of record of shares of Belo Series A common stock and Belo Series B common stock at the close of business on March 20, 2003 are entitled to vote at the meeting or at any postponement or adjournment of the meeting.

                                             By Order of the Board of Directors

                                                        GUY H. KERR
                                                         Secretary

April 4, 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About the Meeting...........................................    1
Proxy Solicitation..........................................    3
Stock Ownership.............................................    4
Proposal: Election of Directors.............................    9
Corporate Governance........................................   14
Independent Auditors........................................   16
Executive Officers..........................................   17
Executive Compensation......................................   18
Stock Performance...........................................   26
Annual Report and Additional Materials......................   26
Shareholder Proposals for 2004 Meeting......................   27
General.....................................................   27
Appendix A -- Audit Committee Charter.......................  A-1

                                  (BELO LOGO)

                                   BELO CORP.
                                P. O. BOX 655237
                            DALLAS, TEXAS 75265-5237
                                  WWW.BELO.COM
                               ------------------

                                PROXY STATEMENT
                               ------------------

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 2003

This proxy statement contains information related to the annual meeting of shareholders of Belo Corp. to be held on TUESDAY, MAY 13, 2003, BEGINNING AT 10:30 A.M., DALLAS, TEXAS TIME, at the Dallas Museum of Art Auditorium, 1717 North Harwood Street, Dallas, Texas, and any postponement or adjournment of the meeting.

This proxy statement and related proxy card will be distributed to shareholders beginning on or about April 4, 2003.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the annual meeting, shareholders will elect seven directors and act upon any other matters properly brought before the meeting. Management will report on Belo's performance in 2002 and respond to questions and comments from shareholders.

WHO CAN ATTEND THE ANNUAL MEETING?

Shareholders and guests of Belo may attend the annual meeting. However, only shareholders who owned Belo shares at the close of business on March 20, 2003, the record date, or their duly appointed proxies, are entitled to vote at the meeting.

WHO MAY VOTE AT THE MEETING?

If you owned Belo shares at the close of business on March 20, 2003, you are entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting. Our common stock is divided into two series: Series A common stock and Series B common stock. Holders of either series of common stock as of the record date will be entitled to vote at the meeting. At the close of business on the record date, a total of 96,265,032 shares of Series A common stock and 16,656,180 shares of Series B common stock were outstanding and entitled to vote.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF SERIES A COMMON STOCK AND SERIES B COMMON STOCK?

Holders of Series A and Series B common stock vote together as a single class on all matters to be acted upon at the annual meeting. Each outstanding share of Series A common stock will be entitled to one vote on each matter. Each outstanding share of Series B common stock will be entitled to 10 votes on each matter.

WHAT CONSTITUTES A QUORUM TO CONDUCT BUSINESS AT THE MEETING?

In order to carry on the business of the meeting, we must have a quorum present in person or by proxy. Both a majority of the voting power of the outstanding shares eligible to vote and at least one-third of the outstanding shares entitled to vote must be present, in person or by proxy, at the meeting in order to constitute a quorum.

Abstentions and broker non-votes are counted as present at the meeting for purposes of determining whether we have a quorum. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner.

HOW DO I CAST MY VOTE?

You may vote by proxy, which gives the proxy holder the right to vote your shares on your behalf, or you may vote in person at the meeting.

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name and any shares held in your Belo Savings Plan account are covered by separate proxy cards. Shares held in the Belo Savings Plan may only be voted by the plan trustees. Also, if you hold shares indirectly through someone else, such as a broker, you may receive material from that person asking how you want to vote. It is important that you follow the instructions on each proxy card and vote the shares represented by each card separately.

HOW DO I VOTE BY PROXY?

If you vote by proxy you may vote by telephone, online via the Internet, or by completing and returning your enclosed proxy card in the envelope provided. All proxy cards that are properly completed and submitted will be voted as specified. However, if you sign, date and return your proxy card but do not check any boxes, the shares represented by that card will be voted FOR the election of the seven director nominees and, at the discretion of the proxy holders, on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

If you want to vote using the telephone or Internet, please follow the instructions on each proxy card and have the proxy card available when you call in or access the voting site. In order to be included in the final tabulation of proxies, completed proxy cards must be received by May 12, 2003 and votes cast using the telephone or Internet must be cast prior to 5:00 p.m. (Eastern Standard Time), on May 12, 2003.

If your shares are held indirectly, your broker or nominee may not offer voting using the telephone or Internet. Please be certain to check your proxy card or contact your broker or nominee to determine available voting arrangements.

HOW DO I VOTE IN PERSON?

You may vote in person by completing a ballot at the annual meeting. If you plan to vote in person but hold shares through a broker or other nominee, you must provide a legal proxy from the broker or nominee evidencing your authority to vote shares the broker held for your account on March 20, 2003. You must contact your brokerage firm directly in advance of the annual meeting to obtain a legal proxy.

Blank ballots will be available at the registration table at the meeting. Completed ballots may be deposited at the registration table and a call for completed ballots will be made during the course of the meeting prior to the close of the polls.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

Yes. You may revoke your proxy (including a telephone or Internet vote) by:

     + filing a written notice of revocation with the Secretary of Belo
       Corp. at any time prior to the annual meeting;
     + delivering a duly executed written proxy bearing a later date by the voting deadline set forth on the proxy card;
     + submitting a new proxy by telephone or the Internet by the voting deadline set forth on the proxy card; or + voting by ballot at the meeting.

If your shares are held through a broker or nominee, contact that broker or nominee if you wish to change your voting instructions.

Attendance at the meeting does not by itself revoke a previously granted proxy.

HOW DO I VOTE MY SHARES HELD IN THE BELO SAVINGS PLAN?

Only the plan trustees, Fidelity Management Trust Company and Wells Fargo Bank Texas, N.A., can vote the shares held by the Belo Savings Plan. If you participate in the Belo Savings Plan and had full shares of Belo common stock credited to your account as of the record date, you will receive a separate voting instruction card for the purpose of instructing the plan trustees how to vote your plan shares. You may instruct the trustees using the telephone or the Internet or by signing and returning your card in the envelope provided. You will not be able to vote these shares in person at the annual meeting.

Because of the time required to tabulate voting instructions from Belo Savings Plan participants before the annual meeting, the trustees must receive your voting instructions by May 11, 2003. If you sign, date and return a card but do not check any boxes on the card, the trustees will vote your shares FOR all nominees standing for election as directors. If the trustees do not receive instructions from you by that date, the trustees will vote your shares in the same proportion as the shares in the Belo Savings Plan for which voting instructions have been received. You may revoke or modify previously given voting instructions by May 11, 2003, by filing with the trustees either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

WHAT VOTE DOES THE BOARD RECOMMEND?

The Board recommends a vote FOR the election of the seven director nominees listed in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

WHAT NUMBER OF VOTES IS REQUIRED TO APPROVE EACH MATTER?

+   ELECTION OF DIRECTORS -- The affirmative vote of a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. You do not have the right to cumulate votes in the election of directors. In other words, you cannot multiply the number of shares you own by the number of directorships being voted on and then cast the total for only one candidate or among any number of candidates as you see fit. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. A properly executed proxy marked "withheld" with respect to the election of one or more directors will not be voted for the director or directors indicated, although it will be counted for purposes of determining whether we have a quorum.

+   OTHER MATTERS -- Unless otherwise required by law, the affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for other matters that may properly come before the meeting. For matters requiring majority approval, abstentions have the effect of negative votes, meaning that abstentions will be counted in the denominator but not the numerator, in determining whether a matter has received sufficient votes to be approved. Broker non-votes are not treated as shares entitled to vote on matters requiring majority approval and are excluded from the calculation.

                               PROXY SOLICITATION

Your proxy is being solicited on behalf of Belo's Board of Directors. In addition to the use of the mail, the solicitation may also be made by use of facsimile, the Internet or other electronic means, or by telephone or personal contact by directors, officers, employees, and agents of Belo. Belo pays the costs of this proxy solicitation.

We have hired Morrow & Co., Inc. to assist in soliciting proxies from beneficial owners of shares held in the names of brokers and other nominees and have agreed to pay Morrow & Co., Inc. a fee of $6,000 plus its related costs and expenses. We also supply brokers, nominees and other custodians with proxy forms, proxy statements and annual reports for the purpose of sending proxy materials to beneficial owners. We reimburse brokers, nominees and other custodians for their reasonable expenses.

                                STOCK OWNERSHIP

The following tables set forth information as of December 31, 2002, regarding the beneficial ownership of Belo common stock by our directors, nominees for election as director, the executive officers named in the summary compensation table on page 21, all directors and executive officers as a group, and by each person known to Belo to own more than 5% of the outstanding shares of Series A or Series B common stock. At December 31, 2002, there were 96,076,672 Series A shares, 16,681,619 Series B shares and 112,758,291 combined Series A and Series B shares issued and outstanding.

Under the rules of the Securities and Exchange Commission, the beneficial ownership of a person or group includes not only shares held directly or indirectly by the person or group but also shares the person or group has the right to acquire within 60 days pursuant to exercisable options and convertible securities. The information below, including the percentage calculations, is based on beneficial ownership of shares rather than direct ownership of issued and outstanding shares.

Unless otherwise indicated, each person listed below has sole voting power and sole dispositive power with respect to the shares of common stock indicated in the table as beneficially owned by such person. Series A common stock has one vote per share and Series B common stock has 10 votes per share. Consequently, the voting power of Series B holders is greater than the number of shares beneficially owned. For example, the shares of Belo common stock beneficially owned by all directors and executive officers as a group, representing 16.4% of the outstanding shares of Series A and Series B common stock, have combined voting power of 52.1%.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                                                  SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                    AND PERCENTAGE OF OUTSTANDING SHARES AS OF DECEMBER 31, 2002(1)(2)(3)
                                   -----------------------------------------------------------------------
                                                                                           COMBINED
                                         SERIES A                 SERIES B          SERIES A AND SERIES B
                                   ---------------------   ----------------------   ----------------------
 NAME                                NUMBER     PERCENT      NUMBER      PERCENT      NUMBER      PERCENT
 ----                              ----------   --------   -----------   --------   -----------   --------
 Robert W. Decherd*+.............  1,477,957      1.5%      7,251,007      39.9%     8,728,964       7.6%
 Dunia A. Shive+.................     11,607       **         291,300       1.7%       302,907        **
 John L. (Jack) Sander+..........      3,563       **         445,000       2.6%       448,563        **
 James M. Moroney III+...........     18,393       **       2,507,124      14.7%     2,525,517       2.2%
 Guy H. Kerr+....................      2,734       **         123,000        **        125,734        **
 Michael J. McCarthy++...........      9,076       **         463,700       2.7%       472,776        **
 John W. Bassett, Jr.*...........    162,682       **         764,772       4.6%       927,454        **
 Henry P. Becton, Jr.*o..........     12,168       **          63,464        **         75,632        **
 Louis E. Caldera*...............         --       **           7,710        **          7,710        **
 France A. Cordova, Ph.D.o.......         --       **              --        **             --        **
 Judith L. Craven, M.D.,
   M.P.H.*.......................     22,800       **          49,907        **         72,707        **
 Roger A. Enrico*o...............     42,000       **          79,824        **        121,824        **
 Stephen Hamblett*...............    469,958       **         152,845        **        622,803        **
 Dealey D. Herndon*..............  1,349,394      1.4%      2,701,155      16.1%     4,050,549       3.6%
 Laurence E. Hirsch*.............     10,000       **          50,475        **         60,475        **
 Arturo Madrid, Ph.D.*o..........     26,100       **          49,907        **         76,007        **
 Wayne R. Sanderso...............      3,000(4)    **              --        **          3,000(4)     **
 William T. Solomon*o............     30,000       **          90,157        **        120,157        **
 Lloyd D. Ward*o.................         --       **          15,420        **         15,420        **
 J. McDonald Williams*...........     16,000       **          47,929        **         63,929        **
 All directors and executive
 officers as a group (21
 persons)........................  3,688,247      3.8%     15,544,696      74.3%    19,232,943      16.4%

---------------

  * Director
  o Nominee
  + Executive Officer
 ++ Retired Executive Officer
 ** Less than one percent

(1) + Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature. If the Series A total included shares into which Series B shares held are convertible, the persons listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Robert Decherd, 8.4%; Dealey Herndon, 4.1%; Jim Moroney, 2.6%; and all directors and executive officers as a group, 17.2%. All other persons listed would be deemed to own less than 1% of the Series A shares. These percentages are calculated by taking the person's combined Series A and Series B as reflected on the table above and dividing that number by the sum of (a) the Series A shares issued and outstanding, plus
       (b) the total of Series B shares owned by the person as reflected in the table above, plus (c) the person's exercisable Series A stock options listed in footnote (2) to the table.

    + The family relationships among the directors and executive officers are as follows: Robert Decherd and Dealey Herndon are brother and sister and Jim Moroney is their second cousin.

    + The following shares are included in the individual's holdings because the individual has either sole or shared investment or voting power with respect to such shares.

       Robert Decherd -- 43,980 Series A shares and 132,000 Series B shares held in trust for which Robert serves as trustee and 111,224 Series B shares held by a charitable foundation established by Robert and his wife for which he serves as chairman and a director. Robert disclaims beneficial ownership of these shares. Robert's holdings also include 23,159 Series B shares owned by him and his wife as to which he shares voting and dispositive power.

       Jack Sander -- 1,000 Series A shares owned by Jack and his wife as to which he shares voting and dispositive power.

       Jim Moroney -- 2,000,000 Series B shares held by Moroney Management, Limited, a family limited partnership of which he is the managing general partner, and 52,100 Series B shares held in a family trust as to which he has voting authority. Jim's holdings also include 480 Series B shares owned by Jim and his wife as to which he shares voting and dispositive power.

       Guy Kerr -- 800 shares held for the benefit of his minor children as to which he has sole voting and dispositive power. Guy disclaims beneficial ownership of these shares.

       John Bassett -- 4,480 Series A shares and 61,030 Series B shares owned by members of John's family, as to which he shares dispositive power, and 55,000 Series A shares and 262,073 Series B shares held in trusts for the benefit of his adult children, for which John serves as trustee. John disclaims beneficial ownership of these shares.

       Steve Hamblett -- 80,238 Series A shares held by a charitable foundation for which Steve serves as a director and foundation manager. Steve disclaims beneficial ownership of these shares. Steve's holdings also include 3,036 Series A shares owned by him and his wife as to which he shares voting and dispositive power.

       Dealey Herndon -- 20,000 Series A shares held by a charitable foundation she established and for which she serves as a director. Dealey disclaims beneficial ownership of these shares.

(2) The number of shares shown in the table above includes shares held in the Belo Savings Plan at December 31, 2002 and shares that could be purchased by exercise of options available at December 31, 2002 or within 60 days thereafter under Belo's stock plans, as follows:

                                           SHARES HELD IN          EXERCISABLE
                                         BELO SAVINGS PLAN*       STOCK OPTIONS
                                         -------------------   --------------------
                 NAME                    SERIES A   SERIES B   SERIES A   SERIES B
                 ----                    --------   --------   --------   ---------
Robert W. Decherd......................    4,285      --         --       1,482,949
Dunia A. Shive.........................    2,445      --         6,180      291,300
John L. (Jack) Sander..................    2,563      --         --         445,000
James M. Moroney III...................    3,719      --         --         386,500
Guy H. Kerr............................      534      --         --         123,000
Michael J. McCarthy....................    5,088      --         --         463,700
John W. Bassett, Jr. ..................    --         --        30,000       49,907
Henry P. Becton, Jr. ..................    --         --         --          63,464
Louis E. Caldera.......................    --         --         --           7,710
Judith L. Craven, M.D., M.P.H..........    --         --        20,000       49,907
Roger A. Enrico........................    --         --        40,000       79,824
Stephen Hamblett.......................    --         --         --         152,845
Dealey D. Herndon......................    --         --        30,000       49,907
Laurence E. Hirsch.....................    --         --         --          50,475
Arturo Madrid, Ph.D....................    --         --        25,000       49,907
William T. Solomon.....................    --         --        30,000       50,157
Lloyd D. Ward..........................    --         --         --          15,420
J. McDonald Williams...................    --         --        10,000       41,929
All directors and executive officers as
a group (21 persons)...................   23,177         0     204,180    4,243,901

---------------

        * In connection with amendments to the Belo Savings Plan intended to give employees greater flexibility in managing their retirement savings plan, effective May 2002 the stock component of Belo's matching contributions is made in Series A shares, instead of Series B shares, and the majority of the plan participants, including the executive officers named above, converted Series B shares then held in their accounts into an equal number of Series A shares.

(3) Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person may purchase through the exercise of stock options as indicated in footnote (2) to the table.

(4) As of March 3, 2003.

STOCK OWNERSHIP OF OTHER PRINCIPAL SHAREHOLDERS (GREATER THAN 5%)

                                                  SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                     AND PERCENTAGE OF OUTSTANDING SHARES AS OF DECEMBER 31, 2002(1)(2)
                                   -----------------------------------------------------------------------
                                                                                           COMBINED
                                          SERIES A                 SERIES B          SERIES A AND SERIES B
                                   -----------------------   ---------------------   ---------------------
        NAME AND ADDRESS             NUMBER       PERCENT      NUMBER     PERCENT      NUMBER     PERCENT
        ----------------           ----------     --------   ----------   --------   ----------   --------
Private Capital Management.......  6,433,008(3)     6.7%        --         --        6,433,008      5.7%
8889 Pelican Bay Boulevard
Naples, Florida 34108

FMR Corp.........................  6,106,483(4)     6.4%        --         --        6,106,483      5.4%
82 Devonshire Street
Boston, Massachusetts 02109

FleetBoston Financial
  Corporation....................  4,806,217(5)     5.0%        --         --        4,806,217      4.3%
100 Federal Street
Boston, Massachusetts 02110

James M. Moroney, Jr.(6).........    211,982         **      1,119,393      6.7%     1,331,375      1.2%
P.O. Box 655237
Dallas, Texas 75265-5237

---------------

**  Less than one percent

(1) Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature.

(2) Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options as indicated in the notes to the table.

(3) Based upon information contained in its report on Schedule 13G filed with the SEC on February 19, 2003, Private Capital Management shares voting and dispositive power with respect to these shares.

(4) Based upon information contained in its report on Schedule 13G filed with the SEC on February 13, 2003, FMR Corp. has sole power to vote or to direct the vote with respect to 1,396,473 Series A shares and has sole power to dispose of or to direct the disposition of 6,106,483 Series A shares.

(5) Based upon information contained in its report on Schedule 13G/A filed with the SEC on February 14, 2003, the reported Series A shares are held indirectly by FleetBoston Financial Corporation through its subsidiary, Fleet National Bank. FleetBoston Financial Corporation has sole voting power with respect to 3,470,670 Series A shares, shares voting power with respect to 13,450 Series A shares, and has sole dispositive power with respect to 968,920 Series A shares and shares dispositive power with respect to 3,801,347 Series A shares.

(6) James M. Moroney, Jr., a former director and chief executive officer of Belo, is Jim Moroney's father and is a cousin of Robert Decherd and Dealey Herndon. Jim Moroney, Jr.'s holdings include 18,349 Series B shares that could be purchased by exercise of options available at December 31, 2002 or within 60 days thereafter under Belo's stock plans. If the Series A total included shares into which Series B shares held are convertible, he would be deemed to be the beneficial owner of 1.4% of the Series A shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Federal securities laws require that Belo's executive officers and directors, and persons who own more than ten percent of a registered class of Belo common stock, file reports with the SEC within specified time periods disclosing their ownership of Belo common stock and any subsequent changes in ownership of Belo common stock. These reporting persons are also required to furnish us with copies of these reports. Based on information provided to us by these reporting persons, we believe that all filings required to be made by the reporting persons during 2002 were made on a timely basis, except for (1) the reporting on Forms 4 of two transactions which occurred in May 2002 by director John Bassett individually and as trustee on behalf of his adult childrens' trust and an exempt transaction which occurred in October 2002 on behalf of his adult childrens' trust and (2) the reporting on Form 4 of two transactions which occurred in May 2002 on behalf of executive officer Colleen Brown's minor children.

                        PROPOSAL: ELECTION OF DIRECTORS

Belo's bylaws provide that the Board of Directors is divided into three classes, approximately equal in number, with staggered terms of three years so that the term of one class expires at each annual meeting, and that a director will retire on the date of the annual meeting of shareholders next following his or her 65th birthday.

In February 2003, the Board nominated France Cordova and Wayne Sanders as new director candidates. John Bassett, a Class I director, will retire from the Board on the date of the 2003 annual meeting pursuant to its retirement policy. As a result of these events, the size of the Board will be increased from 13 to
14. As part of a comprehensive review and evaluation of its corporate governance practices, the Board also approved an amendment to Belo's bylaws to reduce the maximum number of directors that may constitute the Board from 18 to 14 directors. See "Corporate Governance" below for additional information.

NOMINEES FOR DIRECTORS

The following candidates are nominated by the Board and, with the exception of France Cordova and Wayne Sanders, each is an incumbent director. The five nominees for Class II director will be eligible to serve a three-year term until the 2006 annual meeting, with the exception of nominee Arturo Madrid who will not be eligible to serve beyond the 2004 annual meeting in accordance with the Board's mandatory retirement policy. France Cordova, as a nominee for Class I director, will be eligible to serve a two-year term until the 2005 annual meeting, and Wayne Sanders, as a nominee for Class III director, will be eligible to serve a one-year term until the 2004 annual meeting.

CLASS I DIRECTOR (TERM EXPIRES IN 2005)

FRANCE A. CORDOVA, PH.D.                                                            New Director Candidate
  Age 55
  [PHOTO FRANCE A. CoRDOVA,       France Cordova has served as chancellor of University of California Riverside since
  Ph.D.]                          July 2002. From August 1996 to July 2002, she was vice chancellor for research and professor of physics at University of California Santa Barbara. She served as chief scientist of National Aeronautics and Space Administration (NASA) from 1993 to 1996.
                                  France was professor of astronomy and astrophysics at Pennsylvania State University from 1989 until 1996 and served as department head from 1989 to 1993. France currently serves on advisory committees for the National Academy of Sciences' Policy and Global Affairs Division.

CLASS II DIRECTORS (TERMS EXPIRE IN 2006, EXCEPT AS NOTED ABOVE FOR ARTURO
MADRID)

  HENRY P. BECTON, JR.                                                                          Director since May 1997
  Age 59                                                                                          Audit Committee Chair
                                                                                 Strategy and Planning Committee Member

  [PHOTO HENRY P. BECTON, JR.]    Henry Becton has been president of WGBH Educational Foundation, a public broadcasting organization, since 1984 and served as its general manager from 1978 until 1999. He is a member of the board of directors of Becton Dickinson and Company and is a trustee or director of 18 Scudder Fund investment companies or trusts advised by
                                  Deutsche Asset Management. Henry served as a director of The Providence Journal
                                  Company from 1992 to 1997. He served as a director of Public Broadcasting Service from June 1987 until June 1993 and from June 1995 until October 2001.

  ROGER A. ENRICO                                                                              Director since July 1995
  Age 58                                                            Nominating and Corporate Governance Committee Chair
                                                                                                 Audit Committee Member

  [PHOTO ROGER A. ENRICO]         Roger Enrico is the former chairman and chief executive officer of PepsiCo, Inc.. He was chief executive officer of PepsiCo from April 1996 until May 2001, chairman of the board from November 1996 to May 2001, and vice chairman from May 2001 until April
                                  2002. Roger joined PepsiCo in 1971 and held numerous other senior positions, including chairman and chief executive officer of PepsiCo Worldwide Restaurants from
                                  1994 to 1997. Roger is a member of the boards of directors of PepsiCo, Target
                                  Corporation, Electronic Data Systems Corporation, The National Geographic Society,
                                  The Dallas Center for the Performing Arts, The Eisenhower Fellowships and The
                                  National Center for Public Policy and Higher Education.

  ARTURO MADRID, PH.D.                                                                      Director since January 1994
  Age 64                                                                                         Audit Committee Member
                                                                                          Compensation Committee Member

  [PHOTO ARTURO MADRID, PH.D.]    Arturo Madrid is the Norine R. and T. Frank Murchison Distinguished Professor of the
                                  Humanities at Trinity University in San Antonio, Texas, a position he has held since
                                  1993. From 1984 to 1993, he served as the founding president of the Tomas Rivera
                                  Center, a national institute for policy studies on Latino issues. He has also held academic and administrative positions at Dartmouth College, the University of
                                  California, San Diego, the University of Minnesota, and the U.S. Department of
                                  Education. Arturo is a member of the Council for Foreign Relations and a fellow of the National Academy for Public Administration. In 1996, he was awarded the Charles
                                  Frankel Prize by the National Endowment for the Humanities.


  WILLIAM T. SOLOMON                                                                      Director since April 1983
  Age 60                                                                        Nominating and Corporate Governance
                                                                                                   Committee Member


  [PHOTO WILLIAM T. SOLOMON]  Bill Solomon is chairman of the board of Austin Industries, Inc., a general construction company, a position he has held since 1987. Bill was chairman and chief executive officer from 1987 to March 2001 and, prior to 1987, was president and chief executive officer of Austin Industries. He also serves on the boards of the
                              Hoblitzelle Foundation and the Southwestern Medical Foundation.

  LLOYD D. WARD                                                                            Director since July 2001
  Age 54                                                                              Compensation Committee Member

  [PHOTO LLOYD D. WARD]       Lloyd Ward is the former chief executive officer and secretary general of the United
                              States Olympic Committee, positions he held from October 2001 until March 2003. He served as chairman and chief executive officer of iMotors from January 2001 until May
                              2001. Lloyd was chairman and chief executive officer of Maytag Corporation from
                              August 1999 to November 2000, president and chief operating officer of Maytag from
                              1998 to August 1999, and executive vice president of Maytag from 1996 to 1998. Lloyd served in various senior management positions with PepsiCo, Inc. from 1988 through
                              1996. Lloyd is a member of the board of directors of General Motors Corp..

CLASS III DIRECTOR (TERM EXPIRES IN 2004)

  WAYNE R. SANDERS                                                                               New Director Candidate
  Age 55

  [PHOTO WAYNE R. SANDERS]        Wayne Sanders is the former chairman and chief executive officer of Kimberly-Clark
                                  Corporation. He served as president and chief executive officer of Kimberly-Clark from 1991 until September 2002 and as chairman of the board from 1992 until February
                                  2003. From 1987 to 1991, Wayne held numerous senior positions with Kimberly-Clark. He also serves on the boards of directors of Texas Instruments Incorporated and Adolph
                                  Coors Company and its principal subsidiary, Coors Brewing Company. Wayne is the chairman of the board of Marquette University and serves as national trustee and governor of the Boys and Girls Clubs of America.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

DIRECTORS CONTINUING IN OFFICE

Information regarding our directors continuing in office is provided below.

CLASS III DIRECTORS (TERMS EXPIRE IN 2004)

  LOUIS E. CALDERA                                                                             Director since July 2001
  Age 47                                                                                         Audit Committee Member

  [PHOTO LOUIS E. CALDERA]        Louis Caldera has served as vice chancellor for university advancement at The
                                  California State University since June 2001. Louis was Secretary of the Army in the
                                  Clinton Administration from July 1998 until January 2001. He previously served as managing director and chief operating officer for the Corporation for National and
                                  Community Service, a federal grantmaking agency, from September 1997 to June 1998. He served in the California Legislature from 1992 to 1997 representing the 46th Assembly
                                  District (Los Angeles). Louis also serves on the boards of directors of IndyMac
                                  Bancorp, Inc. and Iomega Corporation.

JUDITH L. CRAVEN, M.D., M.P.H.                                                             Director since December 1992
  Age 57                                                                                  Compensation Committee Member
                                                                   Nominating and Corporate Governance Committee Member

  [PHOTO JUDITH L. CRAVEN,        From July 1992 until her retirement in October 1998, Judy Craven served as president
  M.D., M.P.H.]                   of the United Way of the Texas Gulf Coast. From 1983 to 1992, she was dean of the
                                  School of Allied Health Sciences of the University of Texas Health Science Center at
                                  Houston, and from 1987 to 1992 was vice president of multicultural affairs for the
                                  University of Texas Health Science Center. Judy is a member of the board of regents of The University of Texas System and serves on the boards of directors of SYSCO
                                  Corporation, Luby's, Inc., SunAmerica Mutual Funds, and Variable Annuity Life
                                  Insurance Company of America.

  STEPHEN HAMBLETT                                                                              Director since May 1997
  Age 68                                                                         Strategy and Planning Committee Member

  [PHOTO STEPHEN HAMBLETT]        Steve Hamblett served as chairman of the board of The Providence Journal Company from
                                  February 1997, when The Providence Journal Company became a wholly-owned subsidiary of Belo, until his retirement in December 2000. From February 1997 until April 1999,
                                  Steve was chief executive officer and publisher of The Providence Journal Company.
                                  From 1987 to 1997, he was chairman, chief executive officer, and publisher of the pre-merger Providence Journal Company. Steve is currently a member of the boards of the Inter-American Press Association, the Smithsonian National Board, the Rhode
                                  Island School of Design and the Rhode Island Heritage Harbor Museum. In connection with the acquisition of The Providence Journal Company, Belo agreed that Steve is eligible to serve as a Belo director until age 70.


  DEALEY D. HERNDON                                                                             Director since May 1986
  Age 56                                                                         Strategy and Planning Committee Member

  [PHOTO DEALEY D. HERNDON]       Dealey Herndon has been president of Herndon, Stauch & Associates, a project and construction management firm, since September 1995. From January 2001 to October
                                  2001, she also served as director of appointments for Texas Governor Rick Perry. From
                                  1991 to September 1995, she was the executive director of the State Preservation
                                  Board of the State of Texas and managed the Texas Capitol Restoration in that capacity. Dealey is a trustee of the National Trust for Historic Preservation in
                                  Washington, D.C. and serves as president of the Texas State History Museum
                                  Foundation.

CLASS I DIRECTORS (TERMS EXPIRE IN 2005)

  ROBERT W. DECHERD                                                                           Director since March 1976
  Age 51

  [PHOTO ROBERT W. DECHERD]       Robert Decherd has been Belo's chairman and chief executive officer since January
                                  1987. Robert became president of Belo in January 1994, and previously served as president from January 1985 through December 1986. From January 1984 through December
                                  1986, he served as chief operating officer. Robert is a member of the board of directors of Kimberly-Clark Corporation. He also serves on the Advisory Council for
                                  Harvard University's Center for Ethics and the Professions, and is a member of the
                                  Media Security and Reliability Council which is part of President Bush's Homeland
                                  Security initiative.

  LAURENCE E. HIRSCH                                                                            Director since May 1997
  Age 57                                                                                  Compensation Committee Member
                                                                                 Strategy and Planning Committee Member


  [PHOTO LAURENCE E. HIRSCH]      Larry Hirsch has been chief executive officer of Centex Corporation, one of the nation's largest homebuilders, since July 1988. He has served as a director of Centex since 1985 and has been its chairman of the board since July 1991. He has also served as a director of its affiliate, Centex Construction Products, Inc., since January
                                  1994 and was named chairman of its board in July 1999. Larry is a member of the board of directors of Luminex Corporation and is an advisory director of Heidelberger
                                  Zement AG. Larry also serves as a trustee of the University of Pennsylvania.


  J. MCDONALD WILLIAMS                                                                    Director since April 1985
  Age 61                                                                      Strategy and Planning Committee Chair

  [PHOTO J. McDONALD WILLIAMS] Don Williams served as chairman of Trammell Crow Company, a real estate services firm, from August 1994 until May 2002, when he was named chairman emeritus. From 1991 until July 1994, Don was president and chief executive officer of Trammell Crow, and from 1977 to December 1990, he was managing partner of Trammell Crow. He also serves on the boards of directors of the Dallas Citizens Council, Children's Health Services
                              of Texas, Abilene Christian University, the Hoblitzelle Foundation, Southern
                              Methodist University Perkins School of Theology and the Dallas Foundation.

                              CORPORATE GOVERNANCE
INTRODUCTION

Our Board undertook a comprehensive review and evaluation of its corporate governance practices in light of the Sarbanes-Oxley Act of 2002, new SEC regulations implementing this legislation, and new corporate governance listing standards proposed by the New York Stock Exchange. In response to emerging requirements, the Board at its February 2003 meeting formalized its corporate governance guidelines, approved a revised code of business conduct and ethics applicable to Belo's directors, management and other Belo employees, and approved an updated charter for each Board committee. The revised Audit Committee charter is attached to this proxy statement as Appendix A. Belo's corporate governance documents, which are posted on our Web site at www.belo.com, codify a number of Belo's existing corporate governance practices and policies and address several new matters. The Board will review and periodically update these documents as it deems necessary and appropriate.

MEETINGS AND COMMITTEES OF THE BOARD

The Board held five regularly-scheduled meetings in 2002. Each director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board and (2) the total number of meetings held by all committees on which he or she served. The Board has the following committees, each of which is composed entirely of non-employee directors:

     Audit Committee. The Audit Committee consists of Henry Becton (chair), Louis Caldera, Roger Enrico and Arturo Madrid, each of whom is an independent director under the listing standards of the New York Stock Exchange. The Audit Committee consults with our independent auditors and with personnel from Belo's internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditors. The Audit Committee met five times during 2002.

     Compensation Committee. The Compensation Committee consists of John Bassett (chair), Judy Craven, Larry Hirsch, Arturo Madrid and Lloyd Ward, each of whom is an independent director under the listing standards of the New York Stock Exchange. The Compensation Committee makes recommendations to the Board for base salaries of executive officers and compensation packages for directors, approves bonus levels and stock option awards for executive officers, and administers, among other plans, the Company's 1995 Executive Compensation Plan, 2000 Executive Compensation Plan, The G. B. Dealey Retirement Pension Plan, Belo Savings Plan, and Supplemental Executive Retirement Plan ("SERP"). The Compensation Committee evaluates the performance of the chief executive officer and sets his compensation level based on this evaluation. The Compensation Committee met five times during 2002.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, formerly the Nominating Committee, consists of Roger Enrico (chair), Judy Craven and Bill Solomon, each of whom is an independent director under the listing standards of the New York Stock Exchange. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recommendation of director candidates and the review of qualifications of directors for continued service on the Board. The Nominating and Corporate Governance Committee will consider nominations submitted by shareholders in accordance with the advance notice provisions of our bylaws. The Nominating and Corporate Governance Committee also has responsibility for shaping Belo's corporate governance practices, including the development and periodic review of the corporate governance guidelines and the Board committee charters and for senior executive succession planning. The Nominating and Corporate Governance Committee met two times in 2002.

     Strategy and Planning Committee. The Strategy and Planning Committee, formerly the Directors Planning Committee, consists of Don Williams (chair), Henry Becton, Steve Hamblett, Dealey Herndon and Larry Hirsch. The Strategy and Planning Committee reviews Belo's long-range financial and strategic planning initiatives. The Strategy and Planning Committee met once in 2002.

COMPENSATION OF DIRECTORS

During 2002, non-management directors received an annual compensation package valued at $114,000. This amount reflects a 5% reduction in annual compensation approved by the Board at its meeting in November 2001 to demonstrate its support of cost reduction programs implemented by management in October 2001. Effective May 2003, non-management directors will receive an annual compensation package valued at $120,000 (restored to the pre-2002 level). One-half of the Board's annual compensation is paid in the form of stock options to purchase Belo's common stock (relying generally on the Black-Scholes option pricing model on the date of grant), with exercise prices equal to the closing price of Series A shares on the date of grant. Directors elect in advance to receive all or a portion of the remaining amount of their annual compensation in additional stock options for common stock or in cash. During 2002, directors who served as committee chairs received an additional $7,125 in cash, which amount will increase to $10,000 per year effective May 2003. Belo reimburses all directors for travel expenses incurred in attending meetings. No additional fee is paid to directors for attendance at Board and committee meetings. Robert Decherd, who was a Belo employee during 2002, did not receive separate compensation for Board service.

AUDIT COMMITTEE REPORT

As described more fully in our written charter (attached to this proxy statement as Appendix A), the Audit Committee represents the Board in its oversight of Belo's financial reporting processes. Our management team has the primary responsibility for Belo's financial statements and these reporting processes. Ernst & Young, LLP, our independent auditors, are responsible for performing an audit of Belo's consolidated financial statements in accordance with generally accepted auditing standards, and, based on their audit, for expressing an opinion on Belo's consolidated financial statements.

In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young Belo's audited consolidated financial statements. The Audit Committee has discussed with Ernst & Young various matters, including their judgments as to the quality of Belo's accounting principles and other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Belo and our management team. The Audit Committee has also considered whether Ernst & Young's provision of non-audit services to Belo is compatible with their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Belo's annual report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

Henry P. Becton, Jr., Chair
Louis E. Caldera
Roger A. Enrico
Arturo Madrid, Ph.D.

                              INDEPENDENT AUDITORS

Ernst & Young, LLP served as our independent auditors for the fiscal year ended December 31, 2002, and will serve in such capacity for the current fiscal year. Representatives of Ernst & Young will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

The table below sets forth the fees that Ernst & Young billed us for the audit of our financial statements for the fiscal year ended December 31, 2002 and review of our financial statements for the quarterly periods within that fiscal year, and all other fees Ernst & Young has billed us for services rendered during the fiscal year ended December 31, 2002:

Audit Fees..................................................  $475,000
Financial Information Systems Design and Implementation
  Fees......................................................     --
All Other Fees (consists of $62,384 of audit related fees
  and $299,332 of other fees principally for employee
  benefit plan audits and assistance with tax returns and
  other tax matters)........................................  $361,716

                               EXECUTIVE OFFICERS

Belo's executive officers are as follows:

                NAME                              OFFICE CURRENTLY HELD              OFFICE HELD SINCE
                ----                              ---------------------              -----------------
Robert W. Decherd....................  Chairman of the Board, President and Chief
                                       Executive Officer                                  1987(1)
Dunia A. Shive.......................  Executive Vice President/Chief Financial
                                       Officer                                            2000(2)
John L. (Jack) Sander................  Executive Vice President/Media Operations          2000(3)
James M. Moroney III.................  Publisher and Chief Executive Officer, The
                                       Dallas Morning News                                2001(4)
Guy H. Kerr..........................  Senior Vice President/General Counsel and
                                       Secretary                                          2000(5)
Colleen B. Brown.....................  Senior Vice President                              2000(6)
Marian Spitzberg.....................  Senior Vice President/Human Resources              2000(7)
Dennis A. Williamson.................  Senior Corporate Vice President                    2002(8)

---------------

(1) Member of the Board of Directors. (See "Proposal: Election of Directors" above for additional information.)

(2) Dunia Shive, age 42, has been executive vice president/chief financial officer since December 2000 and served as senior vice president/chief financial officer from July 1998 until December 2000. She served as senior vice president/corporate operations from July 1997 through June 1998. From January 1996 until July 1997, Dunia was vice president/finance. She joined Belo in May 1993.

(3) Jack Sander, age 61, has been executive vice president/media operations since January 2001 and president of the Television Group since July 1998. He was executive vice president of the Television Group from 1997 until 1998. Jack was general manager at WAGA-TV in Atlanta, Georgia from 1988 until 1997. He joined Belo in January 1997.

(4) Jim Moroney, age 46, has been publisher and chief executive officer of The Dallas Morning News since June 2001. He served as president of Belo Interactive, Inc. from its formation in May 1999 until June 2001 and as executive vice president of Belo from July 1998 through December 1999. Jim served as president of the Television Group from January 1997 until July 1998 and as executive vice president of the Television Group from January 1995 until January 1997. Jim joined Belo in November 1978.

(5) Guy Kerr, age 50, has been senior vice president/general counsel and secretary since June 2000. From 1985 until June 2000, Guy was a partner in the law firm of Locke Liddell & Sapp LLP and its predecessors, in Dallas, Texas. In that capacity, Guy worked on most of Belo's major corporate business transactions.

(6) Colleen Brown, age 44, has been senior vice president since November 2002. She served as senior vice president/business development from October 2000 until November 2002. From July 1998 to October 2000, Colleen was president of the broadcast group of Lee Enterprises, Inc. and from 1980 to 1998 she served in various management roles with Gannett Co., Inc., including president and general manager of its Phoenix, Arizona television operations from 1995 until July 1998.

(7) Marian Spitzberg, age 54, has been senior vice president/human resources since February 2000. She served as vice president/deputy general counsel from January 1997 until February 2000 and as secretary from July 1998 until February 2000. In addition, Marian served as vice president/assistant general counsel from January 1995 until January 1997. Marian joined Belo in March 1992.

(8) Dennis Williamson, age 55, has been senior corporate vice president since November 2002. He served as senior vice president of the Television Group from January 2000 to November 2002. From February 1997 to January 2000, Dennis was president/general manager of KING-TV in Seattle, Washington and from 1992 to 1997 served as president/general manager of KGW-TV in Portland, Oregon. Dennis joined Belo in February 1997 in conjunction with the Company's acquisition of The Providence Journal Company.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE

The Compensation Committee is composed entirely of independent directors. The Board of Directors has delegated to the committee the authority to review, consider and determine the compensation of Belo's senior executive officers listed in the summary compensation table on page 21. We administer Belo's Executive Compensation Plan, under which we make recommendations to the Board regarding salary levels for the senior executives and make the final determination regarding bonuses and awards of stock options and other stock-based compensation under Belo's 1995 and 2000 stock plans. Compensation levels for participants other than the senior executives are determined in a manner similar to that for the senior executives, except as described below.

EXECUTIVE COMPENSATION PLAN

The Executive Compensation Plan (ECP) was implemented January 1, 1989. The ECP's key elements are an annual base salary, an annual target bonus opportunity, and long-term incentive awards issued under the stock plans. Officers of Belo and its subsidiaries, including the chief executive officer and the other senior executives, are automatically eligible to participate in the ECP. The committee selects additional participants according to their ability to affect significantly Belo's profitability.

The goals of the ECP are: (1) to establish a competitive compensation program to attract, retain and motivate employees in those positions that most directly affect Belo's overall performance, and (2) to encourage coordinated and sustained effort toward maximizing Belo's value to its shareholders. Bonus payments to participants other than the senior executives are principally dependent upon the achievement of Belo or subsidiary financial performance targets. In some cases, portions of the bonus are also dependent upon the financial performance of related Internet Web sites and other Belo subsidiaries in a geographic cluster. As described below, bonus payments to participants are generally determined by the committee with reference to the achievement of financial performance targets and additional considerations.

Long-term incentive awards (stock options or other stock-based awards) are granted in late November or early December of each year. At the same time, base salary levels and bonus opportunities are established for the following year. SEC rules require the reporting of compensation on a calendar year basis. Consequently, the compensation packages presented in this report and in the summary compensation table on page 21 include base salary and bonus opportunities awarded with respect to 2002, which were established by the committee in December 2001, and option awards granted in December 2002.

We work closely with the chief executive officer and the senior vice president/human resources in formulating our recommendations. We have determined that the appropriate level for each element of a participant's compensation is generally near the median indicated by comparative compensation data. We believe that this target percentile, when adjusted according to individual performance and other factors applicable to certain elements of compensation, gives us the ability to attract and retain outstanding executives. For comparative purposes, we use a special cut survey of peer media companies in determining base salaries and bonus opportunities and a broader survey of companies in determining long-term incentive awards. The surveys are conducted by Towers Perrin, a nationally recognized compensation consultant. The companies included in both the general compensation survey and the special cut survey vary somewhat from those included in the group of public peer companies indicated in the performance graph on page 26 because some companies included in the peer group do not participate in the compensation survey and some companies that participate in the compensation survey are not public companies.

Base Salary. The 2002 base salaries of Robert Decherd, Dunia Shive, Jack Sander, Jim Moroney and Mike McCarthy reflect a 5% reduction in the salaries of the Management Committee members in October 2001 and a salary freeze implemented in October 2001 as part of a series of cost reductions to align Belo's expense structure with expected revenue generation and maintain strong levels of cash generation. The salary freeze was lifted for the senior executives on January 1, 2003 and merit increases for 2003 were based on reduced base salaries. The 5% pay reduction was not automatically restored.

Annual Performance Bonus Opportunity. Generally, each ECP participant has an opportunity to earn an annual bonus based primarily upon the financial performance of the participant's organizational entity. With respect to participants other than the senior executives, the committee uses a percent of the base salary of each participant to establish his or her bonus opportunity range, based on survey comparisons. From 80 to 100% of a participant's bonus is determined by the financial performance of his or her organizational entity. In the case of participants who are employees of subsidiaries located in the Texas, Southwest, Northwest and Mid-Atlantic geographic clusters, 10% of their bonuses is based on the aggregate financial performance of those clusters and an additional 10% is based on the performance of the participant's related Internet Web site. We review minimum, target and maximum levels of financial performance for each organizational entity annually, based on business plans developed by Belo's senior management, and we determine bonus amounts for participants shortly after the end of each calendar year.

If minimum performance levels are not achieved, participants earn no bonuses. Performance at the target level earns participants 100% of their bonus amounts, and performance at the maximum level earns participants 200% of their bonus amounts. If performance falls between the minimum level and the target level, participants receive a prorated amount up to the target bonus amount. If performance falls between the target and maximum performance levels, participants receive 100% of their bonus amounts, plus an additional pro rata amount reflecting performance in excess of the target level. The committee believes that linking bonus opportunity directly to financial performance with an opportunity to earn 200% of target bonus at maximum gives participants an incentive to achieve shareholder objectives. To recognize the efforts of employees during 2002 and in light of the year-long salary freeze, the Board of Directors approved a one-time, special bonus award at year end 2002 to those employees of Belo companies who participated in the salary freeze, but whose bonuses through the ECP or Belo's other established bonus programs would have been less than 1.5% of his or her base salary. The special award ensured these employees a bonus equal to 1.5% of his or her base salary.

As permitted by the ECP and in compliance with the performance-based compensation exemption under Internal Revenue Code Section 162(m), we established a specific annual performance target for each senior executive for 2002. The performance target was defined as a specific percentage of consolidated net income. We have the discretion to reduce (but not to increase) a senior executive's bonus from the amount that would otherwise be payable under the target formula. For 2002, we reduced the bonus amounts payable to all senior executives under the formula to the amounts that would have been paid to the senior executives under the method described above for calculating bonuses for other participants in the ECP.

Long-Term Awards. The long-term incentive component of the ECP, represented primarily by stock option grants, is designed to encourage the retention of key executives, and the ultimate value of the long-term awards is determined by the market price of Belo common stock. We generally strive to set long-term incentive levels for participants that place them near the median of the survey we used. In determining long-term incentive awards for participants, we consider the face value of the awards, expressed as a multiple of the participant's base salary. In addition, we may adjust the awards upwards or downwards, depending on the participant's level of responsibility and his or her past and potential contribution toward Belo's performance. For 2002, we also adjusted the number of stock options awarded to each participant downward on a pro rata basis to insure that a sufficient number of authorized options remain for awards through the 2004 annual meeting when shareholder approval will be sought for an additional authorization of shares to be awarded under the ECP.

A total of 527,000 options for Belo's Series B shares were granted to the senior executives in 2002 under the stock plans. We established an exercise price for these options equal to the market price of Series A shares on the date of grant. (See the "Option/SAR Grants in 2002" table on page 22.) We have never granted options at exercise prices other than the market price of Series A shares on the date of grant and have never adjusted exercise prices retroactively (except as called for by antidilution provisions of the options in connection with various stock dividends).

While the value realizable from exercisable options depends on the market price of Belo's common stock at any particular point in time, each individual executive decides whether this value will be realized in any particular year. Accordingly, in analyzing annual compensation levels, we do not consider gains realized during any particular year by any of the senior executives as a result of individual decisions to exercise stock options or to sell restricted shares received in previous years. (See the "Aggregated Option/SAR Exercises in 2002 and 2002 Year-End Option/SAR Values" table on page 23 for the amounts realized by the senior executives from option exercises in 2002 and the estimated unrealized value of unexercised options held by them as of December 31, 2002.)

CEO COMPENSATION

Robert Decherd is a participant in the ECP. Robert's base salary for 2002 reflected a reduction of 5% implemented in October 2001. As part of a series of cost reduction measures, Robert's base salary remained frozen until January 2003. We reduced Robert's bonus payable under the performance target established for him to the amount Robert would have received if his bonus had been based on Belo's consolidated financial performance under the method described above for calculating bonuses for ECP participants other than the senior executives. In December 2002, we awarded Robert stock options for 200,000 Series B shares; this amount was determined using the same methodology used in determining all stock option awards for 2002.

ONE MILLION DOLLAR LIMIT ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Internal Revenue Code places a $1 million limit on the deductibility of certain compensation paid to the chief executive officer and the other senior executives for tax years beginning on or after January 1, 1994. Some compensation, including performance-based compensation meeting specified requirements, is exempt from the limit. Neither of Belo's stock plans prohibit Belo from granting awards that are not subject to the deduction limit established by Section 162(m) of the Internal Revenue Code. We intend to grant awards that are not subject to the deduction limit to the extent that the structure of such awards is consistent with corporate performance objectives.

Respectfully submitted,

COMPENSATION COMMITTEE

John W. Bassett, Jr., Chair
Judith L. Craven, M.D., M.P.H.
Laurence E. Hirsch
Arturo Madrid, Ph.D.
Lloyd D. Ward

SUMMARY COMPENSATION TABLE

The following information summarizes annual and long-term compensation awarded to, earned by or paid to Belo's chief executive officer and the four other most highly paid executive officers (the "senior executives") for services in all capacities to Belo for the fiscal years ended December 31, 2002, 2001, and 2000. Information is also provided with respect to Mike McCarthy, who retired as an executive officer in October 2002.

                                                                               LONG TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                              ------------
                                              ANNUAL COMPENSATION              SECURITIES
                                     --------------------------------------    UNDERLYING
                                                               OTHER ANNUAL     OPTIONS/      ALL OTHER
          NAME AND                                             COMPENSATION       SARS       COMPENSATION
     PRINCIPAL POSITION       YEAR   SALARY($)     BONUS($)       ($)(1)          (#)           ($)(2)
     ------------------       ----   ---------    ----------   ------------   ------------   ------------
Robert W. Decherd             2002   $855,000     $1,282,500      --             200,000       $253,170
Chairman of the Board,        2001   $888,750         --          --             410,000       $252,180
President and CEO             2000   $863,200     $  635,900      --             410,000       $517,272

Dunia A. Shive                2002   $427,500     $  384,800      --              76,000       $ 58,154
Executive Vice President/     2001   $444,375         --          --             109,000       $ 56,954
Chief Financial Officer       2000   $387,000     $  251,400(3)    --            100,000       $ 53,214

John L. (Jack) Sander         2002   $532,000     $  585,200      --             122,000       $337,872
Executive Vice President/     2001   $553,000         --          --             160,000       $355,025
Media Operations              2000   $512,480     $  366,600      --             160,000       $306,628

James M. Moroney III          2002   $413,300     $   69,500      --              76,000       $ 61,126
Publisher and CEO,            2001   $429,575     $   11,200      --             104,000       $ 60,686
The Dallas Morning News       2000   $418,200     $  209,100      --             100,000       $ 60,686

Guy H. Kerr                   2002   $395,000     $  296,300      --              53,000       $ 37,512
Senior Vice President/        2001   $370,000         --          --              80,000       $ 36,133
General Counsel and
  Secretary                   2000   $193,538(4)  $  139,900(3)    --            130,000(4)      --

Michael J. McCarthy(5)        2002   $374,100     $  355,400      --                   0       $124,134
Senior Executive Vice
  President                   2001   $518,438         --          --             130,000       $173,139
                              2000   $471,600     $  253,900      --             110,000       $513,225

---------------

(1) The total value of executive perquisites and benefits did not exceed the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonuses for any senior executive.

(2) Amounts in this column for 2002 comprise the following amounts contributed by Belo to (i) the Belo Savings Plan; and (ii) the SERP:

                                                   BELO SAVINGS PLAN       SERP
                                                     CONTRIBUTION      CONTRIBUTION
                      NAME                                ($)              ($)
                      ----                         -----------------   ------------
Robert W. Decherd................................       $ 6,600          $246,570
Dunia A. Shive...................................       $12,250          $ 45,904
John L. (Jack) Sander............................       $13,000          $324,872
James M. Moroney III.............................       $ 6,050          $ 55,076
Guy H. Kerr......................................       $ 6,050          $ 31,462
Michael J. McCarthy..............................       $ 6,050          $118,084

    Beginning in 2000, the Belo Savings Plan contribution for Jack Sander and Dunia Shive includes an enhanced 401(k) benefit, which was elected by each in lieu of continuing participation in Belo's pension plan. Included in the SERP contribution amounts for 2000 for Robert Decherd and Mike McCarthy are payments representing the accumulated benefit under a previous plan, which rolled into the SERP effective January 1, 2000.

(3) The amounts for 2000 for Dunia Shive and Guy Kerr include one-time special bonuses of $65,000 and $55,000, respectively.

(4) As noted on page 17, Guy Kerr began his employment with Belo in June 2000. In addition, Guy was granted stock options for 55,000 Series B shares in June 2000 coincident with his date of hire.

(5) In March 2002, we entered into a retirement agreement with Mike McCarthy pursuant to which Mike has agreed to provide Belo consulting services from October 2002 until the earlier of (1) the time Mike ceases to provide consulting services or (2) October 1, 2007. Under the terms of his retirement agreement, we will pay Mike an annual retainer during the time he provides consulting services. The retainer for the period from October 1, 2002 to September 30, 2003 is $200,000. The annual retainer for subsequent years during his retention period decreases by $25,000 each year. Pursuant to the terms of the applicable stock option plans, options to purchase a total of 271,150 Series B shares, which had been previously awarded to Mike but which had not yet vested, became fully exercisable upon his retirement.

OPTIONS/SAR GRANTS IN 2002

The stock options described below were awarded under the 2000 Belo Executive Compensation Plan. During 2002, all options granted were for Series B shares, and no stock appreciation rights were granted. The following table provides additional information regarding stock options granted during 2002 to the senior executives:

                                    NUMBER OF
                                    SECURITIES     % OF TOTAL
                                    UNDERLYING    OPTIONS/SARS   EXERCISE                GRANT DATE
                                   OPTIONS/SARS    GRANTED TO    OR BASE                  PRESENT
                                     GRANTED      EMPLOYEES IN    PRICE     EXPIRATION     VALUE
              NAME                    (#)(1)      FISCAL YEAR     ($/SH)       DATE        ($)(2)
              ----                 ------------   ------------   --------   ----------   ----------
Robert W. Decherd................    200,000         10.79%       $21.59    12/06/2012   $1,240,240
Dunia A. Shive...................     76,000          4.10%       $21.59    12/06/2012   $  471,291
John L. (Jack) Sander............    122,000          6.58%       $21.59    12/06/2012   $  756,546
James M. Moroney III.............     76,000          4.10%       $21.59    12/06/2012   $  471,291
Guy H. Kerr......................     53,000          2.86%       $21.59    12/06/2012   $  328,664
Michael J. McCarthy..............     --             --            --           --           --

---------------

(1) All stock options shown above become exercisable in increments of 40% after one year and 30% after years two and three. Upon the occurrence of a change in control (as defined in the plan), all of the options become immediately exercisable, unless the Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence).

(2) These values are determined using the Black-Scholes option pricing model. The Black-Scholes option pricing model is one of the methods permitted by the SEC for estimating the present value of options. The Black-Scholes option pricing model is based on assumptions as to certain variables as described below, and is not intended to estimate, and has no direct correlation to, the value that an individual will actually realize upon exercise of stock options. The actual value of the stock options that a senior executive may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The values listed above were based on the following assumptions: volatility (measured as the annualized standard deviation of the sample, as determined from the past 20 quarters, ending with the fourth quarter of 2002) -- .2093; risk free rate of return -- 3.820%; dividend yield -- 1.407%; time of exercise -- 10 years; and discount for risk of forfeiture -- 3%.

AGGREGATED OPTION/SAR EXERCISES IN 2002 AND 2002 YEAR-END OPTION/SAR VALUES

The following table shows information concerning the exercise of stock options during 2002 by the senior executives and the estimated value of unexercised options held by these individuals at year-end:

                                                                             NUMBER OF
                                                                            SECURITIES       VALUE OF
                                                                            UNDERLYING      UNEXERCISED
                                                                            UNEXERCISED    IN-THE-MONEY
                                                                           OPTIONS/SARS    OPTIONS/SARS
                                                                             AT FY-END       AT FY-END
                                                                              (#)(1)          ($)(2)
                                           SHARES ACQUIRED      VALUE      EXERCISABLE/    EXERCISABLE/
NAME                                       ON EXERCISE (#)   REALIZED($)   UNEXERCISABLE   UNEXERCISABLE
----                                       ---------------   -----------   -------------   -------------
Robert W. Decherd........................      --                --          1,482,949/     $4,195,791/
                                                                               653,001      $1,596,207
Dunia A. Shive...........................        7,880       $   74,249        297,480/     $  947,842/
                                                                               180,400      $  377,331
John L. (Jack) Sander....................      --                --            445,000/     $1,289,085/
                                                                               266,000      $  522,600
James M. Moroney III.....................       33,276       $  372,680        386,500/     $1,118,852/
                                                                               168,400      $  334,881
Guy H. Kerr..............................      --                --            123,000/     $  503,638/
                                                                               140,000      $  333,788
Michael J. McCarthy......................      168,780       $1,097,388        463,700/     $1,395,518/
                                                                               --              --

---------------

(1) Of the exercisable options, the following numbers of shares underlying options are for Series B shares for each of the named senior executives:
    Robert Decherd -- 1,482,949 shares; Dunia Shive -- 291,300 shares; Jack Sander -- 445,000 shares; Jim Moroney -- 386,500 shares; Guy Kerr -- 123,000 shares; and, Mike McCarthy -- 463,700 shares. The remaining exercisable options are for Series A shares. All of the unexercisable options presented are options for Series B shares.

(2) Based on the closing price of $21.32 of Belo Series A shares on the NYSE on December 31, 2002, less the exercise price of the options.

RETIREMENT BENEFITS

Pension Plan. Until July 1, 2000, we maintained a non-contributory pension plan which was available to substantially all of our employees who had completed one year of service and had reached 21 years of age as of June 30, 2001. We amended this pension plan effective July 1, 2000. As a result, individuals who were participants or eligible to become participants prior to July 1, 2000, were offered an election to either (1) remain eligible to participate in and accrue benefits under the pension plan, or (2) cease accruing benefits under the pension plan effective June 30, 2000. Those employees who elected to cease accruing benefits under the pension plan became eligible for enhanced benefits under the Belo Savings Plan. Following the effective date of the amendment to the pension plan, no employee first hired on or after July 1, 2000 is eligible to participate in the pension plan, and no former employee who is rehired on or after July 1, 2000 will accrue additional benefits under the pension plan.

The following table reflects the expected annual benefits, computed on a 10-year certain and life annuity basis, payable under the pension plan to a fully vested senior executive upon retirement at age 65 after the credited years of service and at the annual remuneration levels set forth in the table.

     AVERAGE ANNUAL
      COMPENSATION                                 YEARS OF SERVICE(1)
         DURING            --------------------------------------------------------------------
    FINAL FIVE YEARS         10        15        20        25        30        35         40
    ----------------       -------   -------   -------   -------   -------   -------   --------
$150,000.................  $20,211   $30,317   $40,422   $50,528   $60,633   $70,739   $ 78,989
$250,000.................  $27,461   $41,192   $54,922   $68,653   $82,383   $96,114   $107,114
$350,000.................  $27,461   $41,192   $54,922   $68,653   $82,383   $96,114   $107,114
$450,000.................  $27,461   $41,192   $54,922   $68,653   $82,383   $96,114   $107,114
$550,000.................  $27,461   $41,192   $54,922   $68,653   $82,383   $96,114   $107,114
$650,000.................  $27,461   $41,192   $54,922   $68,653   $82,383   $96,114   $107,114
$750,000.................  $27,461   $41,192   $54,922   $68,653   $82,383   $96,114   $107,114
$850,000 or above........  $27,461   $41,192   $54,922   $68,653   $82,383   $96,114   $107,114

---------------

(1) Benefits listed in the table above are not subject to reduction for Social Security amounts. The table reflects all of the limitations of accrued benefits imposed by Section 415 of the Internal Revenue Code, which limits such benefits to $160,000 in 2002. The table also reflects the limitations imposed by Section 401(a)(17) of the Internal Revenue Code on annual compensation to be taken into account in determining pension benefits, which is limited to $200,000 in 2002.

Our pension plan provides for the payment of a monthly retirement benefit based on credited years of service and the average of five consecutive years of highest annual compensation out of the ten most recent calendar years of employment. Compensation covered under the pension plan includes regular pay plus overtime, bonuses, commissions, and any contribution made by us on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes certain non-cash earnings and Belo matching contributions to the Belo Savings Plan. A participant's interest in the pension plan ordinarily becomes fully vested upon completion of five years of credited service, or upon attainment of age 62, whichever first occurs. Retirement benefits under the pension plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur at age 62 (or age 55 with five years of service). However, as a result of the plan amendment described above, any participant employed by Belo on July 1, 2000 is fully vested without regard to years of service or the age of the participant. The pension plan also provides for the payment of death benefits. As of December 31, 2002, the named senior executives have credited years of service under the pension plan as follows: Robert
Decherd -- 29 years; Dunia Shive -- 7 years; Jack Sander -- 3 years; Jim
Moroney -- 24 years; Guy Kerr -- 2 years; and, Mike McCarthy -- 17 years. The covered compensation of these persons under the pension plan is substantially the same as the annual compensation indicated in the summary compensation table on page 21, except that such covered compensation was capped at $200,000 for all participants in 2002.

Upon the occurrence of certain events, (1) the benefits of all active participants in the pension plan become fully vested and nonforfeitable and (2) the excess of pension plan assets over the present value of accrued benefits, if any, are applied to provide active participants with an additional vested benefit equivalent to the benefit such participants should have received under Department of Labor regulations, as in effect prior to July 1, 1996, if the pension plan had then terminated. The events giving rise to (1) and (2) above are generally identical to those giving rise to a "change in control," as defined in the 2000 stock plan. A "change in control" is generally defined in both the 1995 stock plan and the 2000 stock plan as the commencement of a tender offer or exchange offer, a change in control (which is deemed to occur when any group, entity, or other person that theretofore beneficially owned less than 30% of the total number of outstanding shares of common stock acquires shares, which acquisition results in such group, entity, or person having more than 30% beneficial ownership), approval or consummation of certain mergers, sales, exchanges, or dispositions of Belo's assets, or certain changes in the composition of Belo's Board during any period of two consecutive years.

Supplemental Executive Retirement Plan. The SERP was adopted by the Compensation Committee in December 1992 for key executives selected by the Compensation Committee, including the senior executives named in the summary compensation table above. The purpose of the SERP is to help offset the Internal Revenue Code limits on our qualified retirement plans. For a target group of executives, which includes the senior executives with the exception of Guy Kerr, the specific objective of the SERP, when combined with our pension plan, is to provide a benefit at age 65 of 60% of final average pay (the average of the total salary and target bonus during the last five completed calendar years of employment). However, because the SERP is a defined contribution plan, the actual benefit to be received by any participant will depend on the participant's account balance at the time of retirement. In addition, at its December 1999 meeting, the Compensation Committee amended the SERP effective January 1, 2000 to restore benefits to additional participants selected by the Compensation Committee, limited by the annual compensation cap for determining pension benefits imposed by the Internal Revenue Code. The payment of benefits under the SERP will be subject to the same terms and conditions described above for the payment of benefits under our pension plan. (See the description of our pension plan on pages 23 and 24 above. See also footnote (2) to the summary compensation table on page 21 above for the amounts contributed to the SERP by Belo on behalf of the named senior executives for 2002.) We have established a trust to hold the contributions to the SERP, which contributions are subject to the claims of creditors. As a result of the establishment of the trust, benefits payable under the SERP will be protected in the event of a change in control of Belo.

CERTAIN RELATIONSHIPS

On March 15, 2002, we entered into a retirement agreement with Mike McCarthy. See footnote (5) to the summary compensation table on page 21 for details.

                               STOCK PERFORMANCE

The following graph compares (1) the annual cumulative shareholder return on an investment of $100 on December 31, 1997 in Belo's Series A common stock, based on the market price of the Series A common stock and assuming reinvestment of dividends, with (2) the cumulative total return of a similar investment in companies on the Standard & Poor's 500 Stock Index and in a group of peer companies selected on a line-of-business basis and weighted for market capitalization. In 2002, our peer group included the following companies: Dow Jones & Company, Inc.; Gannett Co., Inc.; Granite Broadcasting Corporation; Hearst-Argyle Television, Inc.; Knight-Ridder, Inc.; Lee Enterprises, Inc.; McClatchy Newspapers, Inc.; Media General, Inc.; The New York Times Company; Pulitzer Publishing Company; The E.W. Scripps Company; Tribune Company; The Washington Post Company; and Young Broadcasting Corporation. Belo is not included in the calculation of peer group cumulative total shareholder return on investment.

                              (PERFORMANCE GRAPH)

---------------------------------------------------------------------------------------------------------------------------------
                                12/31/97         12/31/98         12/31/99         12/31/00         12/31/01         12/31/02
---------------------------------------------------------------------------------------------------------------------------------
 Belo                             100               72               70               59               71               82

 S&P 500                          100              107              138              119              125              136

 Peer Group                       100              129              156              141              123               97


                     ANNUAL REPORT AND ADDITIONAL MATERIALS

Our 2002 annual report to shareholders is being distributed with this proxy statement. COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 (INCLUDING EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO BELO CORP., ATTENTION: GUY H. KERR, SECRETARY, P.O. BOX 655237, DALLAS, TEXAS 75265-5237, (214) 977-6606. OUR ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON WWW.BELO.COM, ALONG WITH OUR QUARTERLY REPORTS ON FORM 10-Q, CURRENT REPORTS ON FORM 8-K AND AMENDMENTS TO THESE REPORTS AS SOON AS REASONABLY PRACTICABLE AFTER THE REPORTS ARE ELECTRONICALLY FILED WITH OR FURNISHED TO THE SEC.

                     SHAREHOLDER PROPOSALS FOR 2004 MEETING

In order to propose business for consideration or nominate persons for election to the Board, a shareholder must comply with the advance notice provisions of our bylaws. The bylaws provide that any such proposals or nominations must be submitted to us between February 12, 2004 and March 14, 2004 in order to be considered at the 2004 annual meeting, and must satisfy the other requirements in our bylaws regarding such proposals or nominations. These bylaw provisions apply whether or not the proposal or nomination is intended to be included in the proxy materials for the 2004 annual meeting. If the shareholder does not also comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal or nomination made by a shareholder. A shareholder who is interested in submitting a proposal for inclusion in our proxy materials for the 2004 annual meeting may do so by submitting the proposal to us by no later than December 6, 2003 and following the procedures described in SEC Rule 14a-8, in addition to providing the information required in the advance notice provisions of our bylaws.

Copies of the bylaws and SEC Rules 14a-4 and 14a-8 may be obtained by contacting Belo's Secretary at P.O. Box 655237, Dallas, Texas 75265-5237, or by telephone at (214) 977-6606.

                                    GENERAL

At the date of this proxy statement, we do not know of any matters to be presented for action at the annual meeting other than those described in this proxy statement. If any other matters should come before the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                            By Order of the Board of Directors

                                                  GUY H. KERR
                                                   Secretary

Dated: April 4, 2003

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

     1. Members. The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson. For purposes hereof, the term "independent" shall mean a director who meets the New York Stock Exchange ("NYSE") definition of "independence," as determined by the Board. The criteria used by the Board in assessing "independence" are included in the Company's Corporate Governance Guidelines, as adopted by the Board and as amended from time to time. Each member of the Company's Audit Committee must be financially literate, as determined in the Board's judgment, and one member of the Audit Committee shall be an "audit committee financial expert," as defined in rules promulgated by the Securities and Exchange Commission ("SEC"), unless the Board determines in its judgment (i) that the Audit Committee and Board is capable of carrying out its duties and responsibilities without such an "audit committee financial expert," (ii) that an "audit committee financial expert" is not required by applicable law or NYSE rules and (iii) that any required public disclosures about the non-existence of an "audit committee financial expert" on the Audit Committee can be timely made.

     2. Purposes, Duties, and Responsibilities.

     The purposes of the Audit Committee shall be to:

     - assist the Board in discharging its oversight responsibility relating to:
       (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company's financial statements; (ii) the surveillance of administration and financial controls and the Company's compliance with legal and regulatory requirements; (iii) the outside auditing firm's qualifications and independence; and (iv) the performance of the Company's internal audit function and the Company's outside auditing firm; and

     - prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

     Among its specific duties and responsibilities, the Audit Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NYSE or other regulatory authority:

          (i) Appoint, and retain or terminate, when appropriate, the outside auditing firm, which firm shall report directly to the Audit Committee. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the appointment, compensation and oversight of the outside auditing firm.

          (ii) Obtain and review, at least annually, a report by the outside auditing firm describing: the outside auditing firm's internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

          (iii) Approve in advance all audit engagement fees and terms of all audit services to be provided by the outside auditing firm. (By approving the audit engagement, the audit service shall be deemed to have been pre-approved.)

          (iv) Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the outside auditing firm.

          (v) Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm's performance of permissible non-audit services is compatible with the auditor's independence, and obtain and review a report by the outside auditing firm describing any relationships between the outside auditing firm and the Company or any other relationships that may adversely affect the independence of the auditor.

          (vi) Review and discuss with the outside auditing firm: (a) the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditing firm's activities or on access to requested information, and any significant disagreements with management; and (b) any reports of the outside auditing firm with respect to interim periods.

          (vii) Review and discuss with management and the outside auditing firm the annual audited and quarterly financial statements of the Company, including: (a) an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," including accounting policies that may be regarded as critical; and (c) major issues regarding the Company's accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles and financial statement presentations.

          (viii) Recommend to the Board based on the review and discussion described in paragraphs (vi)-(vii) above, whether the financial statements should be included in the Annual Report on Form 10-K.

          (ix) Review and discuss the adequacy of the Company's internal controls (with particular emphasis on the scope and performance of the internal audit function), and review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.

          (x) Review and discuss the adequacy of the Company's disclosure controls and procedures.

          (xi) Review and discuss generally the types of information to be disclosed and the type of presentation to be made in the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

          (xii) Review and discuss the Company's policies with respect to risk assessment and risk management.

          (xiii) Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of legitimate concerns by employees regarding accounting and auditing matters. Obtain and review, at least annually, a report on any such complaints and any reported violations of the Company's Code of Business Conduct and Ethics.

          (xiv) Establish policies for the hiring of employees and former employees of the outside auditing firm.

          (xv) Evaluate annually the performance of the Audit Committee and the appropriateness of the Audit Committee charter.

     3. Outside Advisors. The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its functions.

     4. Meetings. The Audit Committee will meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, periodically, with each of management, the principal internal auditor of the Company and the outside auditing firm. The Audit Committee shall report regularly to the Board with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

Last revised:  February 7, 2003

                             NOTICE TO PARTICIPANTS
                                     IN THE
                               BELO SAVINGS PLAN

Dear Belo Savings Plan Participant:

Enclosed with this notice is a proxy statement of Belo Corp. describing the annual meeting of shareholders to be held on May 13, 2003. The annual meeting will be held for the purpose of electing seven directors and any other matters that may properly come before the meeting or any postponement or adjournment of the meeting.

DIRECTIONS TO THE TRUSTEES

Only Fidelity Management Trust Company and Wells Fargo Bank Texas, N.A., as the trustees of the Belo Savings Plan, can vote the shares of Belo stock held by the Belo Savings Plan. However, under the terms of the Belo Savings Plan, you are entitled to instruct the trustees how to vote the shares of Belo stock that were allocated to your plan account as of March 20, 2003.

Enclosed with this notice is a confidential voting instruction card provided to you for the purpose of instructing the trustees how to vote your plan shares. Your participation is important. Please take the time to complete the instruction card and return it in the enclosed self-addressed and stamped envelope or vote your plan shares by toll-free telephone number or the Internet.

The trustees will vote all Belo shares held by the Belo Savings Plan in accordance with the voting instructions that are received via mail, telephone, or Internet on or before May 11, 2003, unless the trustees determine such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date, and return a voting instruction card but do not check any boxes on the card, the trustees will vote your plan shares FOR all nominees standing for election as directors.

CONFIDENTIALITY AND INSTRUCTIONS

Your vote is strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of Belo or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct the trustees to vote your plan shares in the manner you think best.

VOTING DEADLINE

Because of the time required to tabulate voting instructions from participants before the annual meeting, the trustees must establish a cut-off date for receipt of voting instructions. THE CUT-OFF DATE IS MAY 11, 2003. The trustees cannot ensure that voting instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly to vote your plan shares on or before May 11, 2003. If the trustees do not receive timely instructions from you with respect to your plan shares, the trustees will vote your shares, in the same proportion as the shares for which voting instructions have been received from other participants.

FURTHER INFORMATION

IF YOU ARE A DIRECT SHAREHOLDER OF BELO, YOU WILL ALSO FIND ENCLOSED A SEPARATE PROXY CARD WITH RESPECT TO YOUR DIRECTLY-OWNED SHARES. YOU MUST VOTE YOUR DIRECTLY-OWNED SHARES AND YOUR PLAN SHARES SEPARATELY, EITHER BY RETURNING THE PROXY CARD AND VOTING INSTRUCTION CARD BY MAIL, OR BY SEPARATELY VOTING BY TELEPHONE OR INTERNET WITH RESPECT TO YOUR DIRECTLY-HELD AND YOUR PLAN SHARES. YOU MAY NOT USE THE PROXY CARD OR THE VOTER IDENTIFICATION INFORMATION WITH RESPECT TO YOUR DIRECTLY-HELD SHARES TO VOTE YOUR PLAN SHARES.

If you have questions regarding the information provided to you, you may contact the trustees at the following numbers between 8:00 a.m. and 5:00 p.m. Central Time, Monday through Friday:

Fidelity Management Trust Company        (800) 835-5098

Wells Fargo Bank Texas, N.A.             (800) 716-6817 Ext. 16 (Texas Residents Only) or
                                         (800) 568-6245 Ext. 1661

Your ability to instruct the trustees how to vote your plan shares is an important part of your rights as a participant. Please consider the enclosed material carefully and return your voting instructions to us promptly.

April 4, 2003

FIDELITY MANAGEMENT TRUST COMPANY
WELLS FARGO BANK TEXAS, N.A.
as Trustees of the BELO SAVINGS PLAN

                       YOUR PROXY CARD IS ATTACHED BELOW.

                     PLEASE READ AND FOLLOW THE INSTRUCTIONS
                      CAREFULLY AND DETACH AND RETURN YOUR
                      COMPLETED PROXY CARD IN THE ENCLOSED
                              POSTAGE-PAID ENVELOPE



                               DO NOT RETURN YOUR
                             PROXY CARD IF YOU VOTE
                            BY TELEPHONE OR INTERNET



            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


                                      PROXY

                                   (BELO LOGO)

            Annual Meeting of Shareholders - To be held May 13, 2003 THE BOARD OF DIRECTORS OF BELO CORP. SOLICITS THIS PROXY



The undersigned hereby appoints Robert W. Decherd, Dunia A. Shive and Guy H. Kerr, or any one or more of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of the common stock of Belo Corp. held of record by the undersigned on March 20, 2003, at the 2003 Annual Meeting of Shareholders, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY COMPLETED AND RETURNED BY YOU, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


SEE REVERSE     (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)     SEE REVERSE
  SIDE                                                                   SIDE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Please note all votes cast via the telephone or the Internet must be cast prior to 5:00 p.m. (Eastern Standard Time), May 12, 2003. If you wish to change your address, please mark the box below and return your proxy by mail.


                              VOTER CONTROL NUMBER

                                [               ]


   VOTE BY TELEPHONE                                                VOTE BY INTERNET

   Call toll-free on a touch-tone phone.                            As with all Internet access, usage or server
   There is NO CHARGE for this call.                                fees must be paid by the user.

1. READ THE ACCOMPANYING PROXY STATEMENT AND HAVE YOUR           1. READ THE ACCOMPANYING PROXY STATEMENT AND HAVE YOUR
   PROXY CARD HANDY WHEN YOU CALL.                                  PROXY CARD HANDY WHEN YOU ACCESS THE WEB SITE.

2. CALL  TOLL-FREE 1-877-PRX-VOTE (1-877-779-8683).              2. GO TO THE WEB SITE http://www.eproxyvote.com/blc

3. ENTER YOUR VOTER CONTROL NUMBER LISTED ABOVE.                 3. ENTER YOUR VOTER CONTROL NUMBER LISTED ABOVE.

4. FOLLOW THE RECORDED INSTRUCTIONS.                             4. FOLLOW THE INSTRUCTIONS PROVIDED.

  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.


            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL



     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.


THIS PROXY, WHEN PROPERLY COMPLETED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS.

1. Election of the following nominees: (01) France A. Cordova, Ph.D. as a Class I director (Term expires in 2005); (02) Henry P. Becton, Jr., (03) Roger A. Enrico, (04) Arturo Madrid, Ph.D., (05) William T. Solomon and
     (06) Lloyd D. Ward, as Class II directors (Term expires in 2006); and (07) Wayne R. Sanders as a Class III director (Term expires in 2004).

                                       WITHHOLD
                        FOR            AUTHORITY
                [ ]     ALL      [ ]   FROM ALL
                      NOMINEES         NOMINEES

        [ ]
            ------------------------------------------
            FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. At the discretion of such proxies on any other matter that properly may come before the meeting or any adjournment or postponement thereof.

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

PLEASE MARK, DATE, AND SIGN AS YOUR NAME APPEARS AT LEFT AND RETURN IN THE ENVELOPE PROVIDED.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Signature:                                 Date:                Signature:                                 Date:
          -------------------------------        --------------            -------------------------------       -------------

                      YOUR VOTING INSTRUCTION CARD FOR YOUR
                   BELO SAVINGS PLAN SHARES IS ATTACHED BELOW

                     PLEASE READ AND FOLLOW THE INSTRUCTIONS
                      CAREFULLY AND DETACH AND RETURN YOUR
                COMPLETED VOTING INSTRUCTION CARD IN THE ENCLOSED
                              POSTAGE-PAID ENVELOPE


                               DO NOT RETURN YOUR
                       VOTING INSTRUCTION CARD IF YOU VOTE
                            BY TELEPHONE OR INTERNET



      DETACH HERE IF YOU ARE RETURNING YOUR VOTING INSTRUCTION CARD BY MAIL



              VOTING INSTRUCTIONS TO TRUSTEES OF BELO SAVINGS PLAN

                                   (BELO LOGO)

            Annual Meeting of Shareholders - To be held May 13, 2003

TO PARTICIPANTS IN THE BELO SAVINGS PLAN:

As a participant in the Belo Savings Plan, you may instruct the trustees how to vote the shares of Belo common stock allocated to your account at the 2003 Annual Meeting of Shareholders, and any adjournment or postponement thereof. This voting instruction card, when properly completed and returned by you, will constitute instructions to the trustees to vote the shares of Belo common stock credited to your Belo Savings Plan account as of March 20, 2003. Your instructions to the trustees will be held in strict confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of Belo. Please use the other side of this form in giving your instructions.

If the trustees have not received your voting instructions by May 11, 2003, your plan shares will be voted by the trustees in the same proportion as those shares for which voting instruction has been timely received. If you sign, date and return a voting instruction card but do not check any boxes on the card, the trustees will vote your Belo Savings Plan shares "FOR" all nominees standing for election as directors.

                        FIDELITY MANAGEMENT TRUST COMPANY
                          WELLS FARGO BANK TEXAS, N.A.,
                        Trustees of the Belo Savings Plan

SEE REVERSE     (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)    SEE REVERSE
   SIDE                                                                 SIDE

Your telephone or Internet vote authorizes the trustees to vote your shares in the same manner as if you marked, signed, and returned your voting instruction card. Please note all votes cast via the telephone or the Internet must be cast prior to 12:00 midnight (Eastern Standard Time), May 11, 2003. If you wish to change your address, please mark the box below and return your card by mail.


                              VOTER CONTROL NUMBER

                                [               ]


   VOTE BY TELEPHONE                                              VOTE BY INTERNET

   Call toll-free on a touch-tone phone.                          As with all Internet access, usage or server
   There is NO CHARGE for this call.                              fees must be paid by the user.

1. READ THE ACCOMPANYING PROXY STATEMENT AND HAVE YOUR         1. READ THE ACCOMPANYING PROXY STATEMENT AND HAVE YOUR
   VOTING INSTRUCTION CARD HANDY WHEN YOU CALL.                   VOTING INSTRUCTION CARD HANDY WHEN YOU ACCESS THE WEB
                                                                  SITE.
2. CALL  TOLL-FREE 1-877-PRX-VOTE (1-877-779-8683).            2. GO TO THE WEB SITE http://www.eproxyvote.com/blc

3. ENTER YOUR VOTER CONTROL NUMBER LISTED ABOVE.               3. ENTER YOUR VOTER CONTROL NUMBER LISTED ABOVE.

4. FOLLOW THE RECORDED INSTRUCTIONS.                           4. FOLLOW THE INSTRUCTIONS PROVIDED.

  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.


      DETACH HERE IF YOU ARE RETURNING YOUR VOTING INSTRUCTION CARD BY MAIL


    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.


THE TRUSTEES OF THE BELO SAVINGS PLAN, AND EACH OF THEM, ARE HEREBY INSTRUCTED TO VOTE IN THE MANNER DIRECTED HEREIN OR, IF NO DIRECTION IS MADE, TO VOTE "FOR" ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS:

1. Election of the following nominees: (01) France A. Cordova, Ph.D. as a Class I director (Term expires in 2005); (02) Henry P. Becton, Jr., (03) Roger A. Enrico, (04) Arturo Madrid, Ph.D., (05) William T. Solomon and
     (06) Lloyd D. Ward, as Class II directors (Term expires in 2006); and (07) Wayne R. Sanders as a Class III director (Term expires in 2004).

                                            WITHHOLD
                                FOR         AUTHORITY
                          [ ]   ALL     [ ] FROM ALL
                              NOMINEES      NOMINEES

        [ ]
            -------------------------------------------
            FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. At the discretion of the trustees of the Belo Savings Plan on any other matter that properly may come before the meeting or any adjournment or postponement thereof.

                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

PLEASE MARK, DATE, AND SIGN AS YOUR NAME APPEARS AT LEFT AND RETURN IN THE ENVELOPE PROVIDED.

I hereby authorize Fidelity Management Trust Company and Wells Fargo Bank Texas, N.A., as trustees under the Belo Savings Plan, to vote the full shares of Belo common stock credited to my account under the Belo Savings Plan at the 2003 Annual Meeting in accordance with instructions given above. Each of the trustees has appointed EquiServe as agent to tabulate the votes.


Signature:                                 Date:                Signature:                                 Date:
          -------------------------------        --------------            -------------------------------       -------------